EXHIBIT 99.1

NEWS

Veeco Instruments Inc., Terminal Drive, Plainview, NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO ANNOUNCES Q3 AND FIRST NINE MONTHS 2009 FINANCIAL RESULTS

Plainview, NY, October 26, 2009 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the third quarter and nine months ended September 30, 2009. Veeco will host a conference call reviewing these results at 5:00pm today at 800-790-1827 (toll-free) or 212-287-1645 using passcode VEECO. The call will also be webcast live at www.veeco.com.  A replay of the call will be available beginning at 8:00pm tonight through midnight on November 16, 2009 at 866-418-1750 (toll-free) or 203-369-0742 using passcode 9482840, or on the Veeco website. A slide presentation reviewing these results has also been posted on our website. Veeco reports its results on a generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items. Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results.

GAAP Results ($M except EPS)

	Q3 ‘09	Q3 ‘08	9M ‘09	9M ‘08
Revenues	$98.9	$115.7	$233.8	$332.5
Net income (loss)	$1.3	$(2.4)	$(34.3)	$(1.2)
EPS	$0.04	$(0.08)	$(1.09)	$(0.04)

Non-GAAP Results ($M except EPS)

	Q3 ‘09	Q3 ‘08	9M ‘09	9M ‘08
EBITA	$8.9	$10.4	$(7.2)	$27.9
EPS	$0.16	$0.19	$(0.21)	$0.52

John R. Peeler, Veeco’s Chief Executive Officer, commented, “I am pleased to report that our third quarter performance exceeded guidance on every metric, and that Veeco has quickly returned to profitability. Third quarter revenue was $99 million, well above our guidance of $80-88 million, and gross margins increased over 700 basis points sequentially to 41.4%.  Veeco’s swift restructuring actions decreased operating expenses by 19% in the third quarter versus a year ago. We delivered EBITA of $9 million, positive GAAP earnings per share, and non-GAAP EPS of $0.16, significantly ahead of guidance. All three of our businesses, LED & Solar, Data Storage, and Metrology, returned to EBITA profitability in the third quarter. Veeco’s third quarter 2009 cash balance increased $12 million sequentially, resulting in a positive net cash position.  We are executing to plan and doing what we said we would do.”

“We completed the highest bookings quarter in Veeco’s history, with third quarter orders of approximately $226 million: $179M in LED & Solar (80% of total orders), $17M in Data Storage (7% of total) and $29M in Metrology (13% of total),” continued Mr. Peeler.  “We have seen an unprecedented demand from LED manufacturers in China, Korea and Taiwan for our TurboDisc® Metal Organic Chemical Vapor Deposition (MOCVD) systems as they ramp production for laptop and TV backlighting.  Veeco MOCVD systems were also selected by two leading U.S. LED manufacturers to ramp production for general illumination.  Momentum continued in our CIGS solar business in the third quarter, with a second key customer win for our FastFlex™ Web Coating Systems and a repeat multi-million dollar order for thermal deposition components from a leading CIGS

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manufacturer. We experienced a 27% sequential improvement in Metrology orders, driven by new product success and a modest pick-up in activity from both research and industrial customers.”

Q4’09 Guidance

Veeco’s fourth quarter 2009 revenues are currently forecasted to be between $120-$130 million, with earnings per share between $0.25 to $0.35 on a GAAP basis and $0.29 to $0.35 on a non-GAAP basis. Please refer to the attached financial tables for more details. Veeco currently anticipates a positive book-to-bill ratio for the fourth quarter. Veeco’s 2009 revenue guidance is now $353-$363 million, up from previous guidance of $310-$325 million.

Outlook

Regarding Veeco’s outlook, Mr. Peeler commented, “Veeco’s backlog at the end of September was $287 million, with $239M in LED & Solar.  We continue to experience positive business trends in our MOCVD business, with a high level of demand for our K465™ MOCVD System due to its industry-leading productivity.   We are ramping up our manufacturing capacity to satisfy customer demand. While it is challenging to predict quarterly bookings trends in this dynamic environment, it is clear to us that MOCVD quoting activity remains well above historic levels.”

Mr. Peeler added, “As we look toward the future, we believe Veeco is at the beginning of a multi-year MOCVD tool investment cycle as LEDs increase their penetration in laptop and TV backlighting and gain momentum for general illumination.  We are also seeing strong interest in our thermal deposition systems for manufacturing of CIGS solar cells, and believe that Veeco is well positioned to capture share in this market.  In addition, overall business conditions in Data Storage and Metrology appear to be improving from the trough levels we experienced earlier this year, and we remain well aligned with customers’ technology roadmaps.”

About Veeco

Veeco Instruments Inc. manufactures enabling solutions for customers in the HB-LED, solar, data storage, semiconductor, scientific research and industrial markets. We have leading technology positions in our three businesses: LED & Solar Process Equipment, Data Storage Process Equipment, and Metrology Instruments. Veeco’s manufacturing and engineering facilities are located in New York, New Jersey, California, Colorado, Arizona, Massachusetts and Minnesota. Global sales and service offices are located throughout the U.S., Europe, Japan and APAC. http://www.veeco.com/

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2008 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

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Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Net sales	$98,913	$115,709	$233,782	$332,465
Cost of sales	58,005	69,626	148,108	196,026
Gross profit	40,908	46,083	85,674	136,439

Operating expenses:
Selling, general and administrative expense	21,042	23,589	59,471	70,528
Research and development expense	13,721	15,302	39,770	45,173
Amortization expense	1,777	3,148	5,437	7,530
Restructuring expense	1,192	4,120	7,567	6,995
Asset impairment charge	—	—	304	285
Other (income) expense, net	(312)	(213)	1,097	(591)
Total operating expenses	37,420	45,946	113,646	129,920

Operating income (loss)	3,488	137	(27,972)	6,519

Interest expense, net	1,656	1,792	5,063	5,097

Income (loss) before income taxes	1,832	(1,655)	(33,035)	1,422
Income tax provision	562	812	1,342	2,860
Net income (loss) including noncontrolling interest	1,270	(2,467)	(34,377)	(1,438)
Net loss attributable to noncontrolling interest	—	(54)	(65)	(200)
Net income (loss) attributable to Veeco	$1,270	$(2,413)	$(34,312)	$(1,238)

Income (loss) per common share:
Net income (loss) attributable to Veeco	$0.04	$(0.08)	$(1.09)	$(0.04)
Diluted net income (loss) attributable to Veeco	$0.04	$(0.08)	$(1.09)	$(0.04)

Weighted average shares outstanding	31,608	31,458	31,540	31,293
Diluted weighted average shares outstanding	32,375	31,458	31,540	31,293

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$109,441	$103,799
Accounts receivable, net	64,260	59,659
Inventories, net	74,999	94,930
Prepaid expenses and other current assets	8,059	6,425
Deferred income taxes	2,226	2,185
Total current assets	258,985	266,998

Property, plant and equipment, net	59,294	64,372
Goodwill	59,422	59,160
Other assets, net	32,124	39,011
Total assets	$409,825	$429,541

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,521	$29,610
Accrued expenses	73,445	66,964
Deferred profit	2,337	1,346
Current portion of long-term debt	208	196
Income taxes payable	23	354
Total current liabilities	104,534	98,470

Deferred income taxes	5,233	4,540
Long-term debt	100,286	98,330
Other non-current liabilities	1,652	2,391
Total non-current liabilities	107,171	105,261

Shareholders’ equity attributable to Veeco	198,120	225,026
Noncontrolling interest	—	784
Total shareholders’ equity	198,120	225,810

Total liabilities and shareholders’ equity	$409,825	$429,541

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating income (loss) to earnings (loss) excluding certain items

(In thousands, except per share data)

(Unaudited)

	Three months ended				Nine months ended
	September 30,				September 30,
	2009		2008		2009		2008

Operating income (loss)	$3,488		$137		$(27,972)		$6,519

Adjustments:

Amortization expense	1,777		3,148		5,437		7,530
Equity-based compensation expense	2,400		2,048		5,953		5,671
Restructuring expense	1,192	(1)	4,120	(2)	7,567	(1)	6,995	(2)
Asset impairment charge	—		—		304	(3)	285	(4)
Purchase accounting adjustment	—		927	(5)	—		927	(5)
Inventory write-off	—		—		1,526	(6)	—

Earnings (loss) before interest, income taxes and amortization excluding certain items (“EBITA”)	8,857		10,380		(7,185)		27,927

Interest expense, net	1,656		1,792		5,063		5,097
Adjustment to add back non-cash portion of interest expense	(714	)(7)	(740	)(7)	(2,114	)(7)	(2,184	)(7)
Earnings (loss) excluding certain items before income taxes	7,915		9,328		(10,134)		25,014

Income tax provision (benefit) at 35%	2,770		3,265		(3,547)		8,755

Earnings (loss) excluding certain items	5,145		6,063		(6,587)		16,259
Loss attributable to noncontrolling interest, net of income tax benefit at 35%	—		(35)		(42)		(130)

Earnings (loss) excluding certain items attributable to Veeco	$5,145		$6,098		$(6,545)		$16,389

Earnings (loss) excluding certain items per diluted share attributable to Veeco	$0.16		$0.19		$(0.21)		$0.52

Diluted weighted average shares outstanding	32,375		31,598		31,540		31,498

(1) During the nine months ended September 30, 2009, the Company recorded a restructuring charge of $7.6 million, which consisted principally of $6.3 million of personnel severance costs ($1.2M was incurred in the third quarter), $0.9 million of lease-related charges and $0.4 million of moving and consolidation costs associated with vacating two facilities in our Data Storage Process Equipment segment.

(2) During the nine months ended September 30, 2008, the Company recorded restructuring charges of $7.0 million, consisting primarily of $3.7 million in the third quarter associated with the mutually agreed upon termination of the employment agreement of the Company’s former CEO, $0.5 million for severance costs ($0.2 million in the third quarter) and $2.8 million for lease-related charges principally associated with the consolidation and relocation of our Corporate headquarters ($0.2 million in the third quarter).

(3) During the nine months ended September 30, 2009, the Company recorded a $0.3 million asset impairment charge in our Data Storage Process Equipment segment for assets no longer being utilized.

(4) During the nine months ended September 30, 2008, the Company recorded a $0.3 million asset impairment charge related to fixed asset write-offs associated with the consolidation and relocation of our Corporate headquarters.

(5) During the nine months ended September 30, 2008, the Company recorded $0.9 million in cost of sales related to the acquisition of Mill Lane Engineering.  This charge was the result of purchase accounting, which requires adjustments to capitalize inventory at fair value.

(6) During the nine months ended September 30, 2009, the Company recorded a $1.5 million inventory write-off in our Data Storage Process Equipment segment associated with the discontinuance of certain products.  This charge was included in cost of sales in the GAAP income statement.

(7) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating Income (Loss) to EBITA (Loss)

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
LED & Solar Process Equipment
Bookings	$179,229	$25,775	$264,092	$116,513
Revenues	$52,966	$40,983	$107,050	$128,205

Operating income	$8,357	$2,970	$1,321	$18,840
Amortization expense	792	1,587	2,341	3,040
Equity-based compensation expense	245	146	619	323
Restructuring expense	200	—	1,129	—
Purchase accounting adjustment	—	927	—	927
EBITA **	$9,594	$5,630	$5,410	$23,130

Data Storage Process Equipment
Bookings	$17,243	$32,359	$44,379	$124,685
Revenues	$21,721	$43,256	$56,219	$104,096

Operating income (loss)	$565	$5,788	$(8,133)	$7,466
Amortization expense	405	952	1,213	2,856
Equity-based compensation expense	303	304	892	693
Restructuring expense	225	—	3,055	124
Inventory write-off	—	—	1,526	—
Asset impairment charge	—	—	304	—
EBITA (Loss) **	$1,498	$7,044	$(1,143)	$11,139

Metrology
Bookings	$29,165	$32,031	$68,886	$94,738
Revenues	$24,226	$31,470	$70,513	$100,164

Operating loss	$(800)	$(886)	$(10,615)	$(1,304)
Amortization expense	507	495	1,662	1,295
Equity-based compensation expense	290	251	847	597
Restructuring expense	411	437	2,797	627
EBITA (Loss) **	$408	$297	$(5,309)	$1,215

Unallocated Corporate
Operating loss	$(4,634)	$(7,735)	$(10,545)	$(18,483)
Amortization expense	73	114	221	339
Equity-based compensation expense	1,562	1,347	3,595	4,058
Restructuring expense	356	3,683	586	6,244
Asset impairment charge	—	—	—	285
Loss **	$(2,643)	$(2,591)	$(6,143)	$(7,557)

Total
Bookings	$225,637	$90,165	$377,357	$335,936
Revenues	$98,913	$115,709	$233,782	$332,465

Operating income (loss)	$3,488	$137	$(27,972)	$6,519
Amortization expense	1,777	3,148	5,437	7,530
Equity-based compensation expense	2,400	2,048	5,953	5,671
Restructuring expense	1,192	4,120	7,567	6,995
Purchase accounting adjustment	—	927	—	927
Inventory write-off	—	—	1,526	—
Asset impairment charge	—	—	304	285
EBITA (Loss) **	$8,857	$10,380	$(7,185)	$27,927

** Refer to footnotes on “Reconciliation of operating income (loss) to earnings (loss) excluding certain items” for further details.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating income to income excluding certain items

(In thousands, except per share data)

(Unaudited)

	Guidance for the three
	months ended December 31, 2009
	LOW		HIGH

Operating income	$10,900		$14,200

Adjustments:

Amortization expense	1,900		1,900
Restructuring expense	300	(1)	300	(1)
Equity-based compensation expense	2,900		2,900

Income before interest, income taxes and amortization excluding certain items (“EBITA”)	16,000		19,300

Interest expense, net	1,800		1,800
Adjustment to add back non-cash portion of interest expense	(800	)(2)	(800	)(2)

Income excluding certain items before income taxes	15,000		18,300

Income tax expense at 35%	5,250		6,405

Income excluding certain items	$9,750		$11,895

Income per diluted share excluding certain items	$0.29		$0.35

Diluted weighted average shares outstanding	33,500		33,500

(1) During the fourth quarter of 2009, the Company expects to record a restructuring charge of approximately $0.3 million.

(2) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items (“EBITA”), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.